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                    [HENDRIX SUTTON & ASSOCIATES LETTERHEAD]

                                                                     EXHIBIT 16



                               February 13, 1997


Securities and Exchange Commission
Washington, D.C. 20549


Dear Sir or Madam:

Hendrix Sutton & Associates, L.L.P. has received and reviewed the Form 8-K that KnowledgeBroker, Inc. is filing. We agree with the statements contained in "Item 4" of the Form 8-K.

Please feel free to telephone with any questions.

Sincerely,

/s/  PAUL S. CARY
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Paul S. Cary, CPA